UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest reported event): February 13, 2014
NORANDA ALUMINUM HOLDING CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34741	20-8908550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
801 Crescent Centre Drive, Suite 600, Franklin, Tennessee 37067
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (615) 771-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On February 13, 2014, Noranda Aluminum Holding Corporation (NYSE: NOR) announced that its wholly-owned subsidiary Noranda Aluminum, Inc. (together referred to as “Noranda” or “the Company”) has filed with the Missouri Public Service Commission (“the Commission”) a request to change the rate design for Ameren Missouri customers. The filing is supported by testimony of the United Steelworkers Union, community organizations and legislators. The filing is also supported by the Missouri Retailers Association, which includes large commercial consumers, and the Missouri Industrial Energy Consumers, representing large industrial consumers. The filing requests a rate design change that would reduce electricity costs at the Company’s aluminum smelter in New Madrid, Missouri (“New Madrid”).
The Company’s filing requests an initial rate of $30 per megawatt hour (“Mwh”) for New Madrid. Under the proposed ten-year rate structure, New Madrid’s power rate would not be subject to fuel adjustment charges, but would share in future rate increases granted to Ameren Missouri by the Commission, subject to a two percent cap for each general rate case.

Although the Company has requested that the Commission approve the reduced rate with an effective date of August 1, 2014, there can be no assurance that the Commission will make a ruling favorable to the Company or make a decision within the time period requested by the Company, if at all.

A copy of the press release related to the announcement is filed with this Form 8-K as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits
Exhibit
Number    Description
99.1    Press release, dated February 13, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORANDA ALUMINUM HOLDING CORPORATION
Date:	February 13, 2014

By:	/s/ Gail E. Lehman
Gail E. Lehman
Chief Administrative Officer, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit
Number    Description
99.1    Press release, dated February 13, 2014